Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Proxy Statement/ Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (“Registration Statement”) of our report dated May 26, 2005, relating to the financial statements and financial highlights which appear in the March 31, 2005 Annual Reports to Shareholders of Nations Government Reserves, Nations Money Market Reserves, Nations Tax-Exempt Reserves, Nations Treasury Reserves, Nations New York Tax-Exempt Reserves; our reports dated July 22, 2005, relating to the financial statements and financial highlights which appear in the May 31, 2005 Annual Reports to Shareholders of Galaxy Government Money Market Fund, Galaxy Money Market Fund, Galaxy New York Municipal Money Market Fund, Galaxy and Galaxy U.S. Treasury Money Market Fund, and Galaxy Tax-Exempt Money Market Fund; and our report dated December 10, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Reports to Shareholders of Galaxy Institutional Government Money Market Fund and Galaxy Institutional Treasury Money Market Fund, which are also incorporated by reference into this Registration Statement.  We also consent to the references to us under the headings “Overview of Service Providers”, “Representations and Warranties”, and in Exhibit 14 “Consent of Independent Accountants” under the heading “Indemnification” in such Registration Statement.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, and “Financial Highlights” included in the registration statement on Form N-1A related to Nations Government Reserves, Nations Money Market Reserves, Nations Tax-Exempt Reserves, Nations Treasury Reserves, Nations New York Tax-Exempt Reserves, dated August 1, 2005; Galaxy Government Money Market Fund, Galaxy Money Market Fund, Galaxy New York Municipal Money Market Fund, Galaxy and Galaxy U.S. Treasury Money Market Fund, and Galaxy Tax-Exempt Money Market Fund each dated September 30, 2005; and Galaxy Institutional Government Money Market Fund and Galaxy Institutional Treasury Money Market Fund each dated February 28, 2005, which are incorporated by reference into such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 16, 2005